Exhibit 99.1

Net1 Applied Technologies South Africa Limited
(Incorporated in the Republic of South Africa)
(Registration number: 2002/031446/06)
(A subsidiary of Net1 UEPS Technologies, Inc.)
(“Net1”)

Prism Holdings Limited
(Incorporated in the Republic of South Africa)
(Registration number: 1998/018949/06)
(Share code: PIM)
(ISIN: ZAE000022257)
(“Prism”)

Not for release, publication or distribution in or into Australia, Canada, Japan or the United States of America

ANNOUNCEMENT IN RESPECT OF THE FIRM INTENTION BY NET1 TO MAKE A CASH OFFER TO ACQUIRE PRISM AND WITHDRAWAL OF CAUTIONARY ANNOUNCEMENT

1.           INTRODUCTION

Further to the cautionary announcement published on 24 January 2006, shareholders of Prism are advised that Net1 has submitted to the board of directors of Prism (“the Prism Board”) a notice of its firm intention to make an offer to acquire all the issued ordinary share capital of Prism (“the Offer”). The consideration payable in terms of the Offer will be R1.02 in cash for each Prism share (“Cash Consideration”).

The posting of the Offer circular will be subject to: 1) the conclusion of satisfactory arrangements relating to the treatment of Prism’s existing incentive scheme and to the incorporation of Prism employees into the Net1 Group’s employee incentive program, as appropriate; and 2) the conclusion between Net1 and Prism of an implementation agreement incorporating the terms and conditions set out in this announcement and such other terms as are reasonably acceptable to the parties.

These conditions are to be fulfilled within 20 days of the date of this announcement.

2.           BACKGROUND TO THE OFFEROR

Net1 is a subsidiary of Net1 UEPS Technologies Inc. (“Net1 US”), a U.S.-domiciled Nasdaq listed company with its operations and management headquartered in South Africa. The Net1 Group provides its unique universal electronic payment system (“UEPS”) as an alternative system for the unbanked and under-banked populations of developing economies (c. 4 billion people).

3.           TERMS OF THE OFFER

3.1         The Offer Consideration

The Offer will be for a Cash Consideration of ZAR1.02 per Prism share. This represents a premium of 28 per cent to the closing price of Prism shares on 8 February, being the date of the submission of the Offer letter by Net1 to Prism.

3.2        The Offer Mechanism

The Offer will be implemented by way of a scheme of arrangement in terms of section 311 of the Companies Act, No. 61 of 1973, as amended (“the Act”) to be proposed by Net1 between Prism and the Prism ordinary shareholders (“Scheme Members”) in terms of which Net1 or another company in the Net1 Group will acquire 100% of the Prism ordinary shares in exchange for the Cash Consideration (the “Scheme”).

3.3        Conditions Precedent

The Scheme is subject to, inter alia, the fulfilment or waiver (where possible) of the following conditions precedent:

3.3.1

satisfactory completion of a preliminary due diligence investigation (which will not include any competitor sensitive information of Prism) by Net1 within 4 (four) weeks of the date of this announcement on the basis that no material adverse information is disclosed to Net1 during such preliminary due diligence investigation which was not known or available to it prior thereto;

3.3.2	the approval of the proposed acquisition ("the Transaction") by the Competition Authorities;

3.3.3

the completion of a final due diligence investigation by Net1 within 1 (one) week after the approval of the Transaction by the Competition Authorities has been obtained, such final due diligence to relate to the competitor sensitive information of Prism on the basis that Net1 will be entitled not to proceed with the Transaction if any material adverse information is disclosed to Net1 pursuant thereto which was not known or available to Net1 prior thereto;

3.3.4

Net1 not becoming aware prior to the approval of the Scheme by the Scheme Members of any adverse effect, fact or circumstance impacting on the Prism business which is material with regard to the present business, or to the continued existence, assets, revenues or financial position of Prism;

3.3.5	the Scheme being approved by a majority representing not less than 75% of the votes exercisable by the Scheme Members present and voting either in person or by proxy, at the Scheme meeting;

3.3.6	the Scheme being sanctioned by the High Court of South Africa (Witwatersrand Local Division);

3.3.7	a certified copy of the Order of the Court sanctioning the Scheme being registered by the Registrar of Companies in terms of the Companies Act; and

3.3.8	the unconditional approval of the JSE Limited, Securities Regulation Panel (“SRP”) and any other regulatory authorities to the extent required.

4.           DELISTING OF PRISM

Subsequent to the Scheme becoming operative, Prism will be delisted from the JSE Limited.

5.           CONFIRMATION OF FINANCIAL RESOURCES

Morgan Stanley South Africa (Proprietary) Limited has confirmed to the SRP that sufficient resources are available and will be available to Net1 to satisfy full acceptance of the Offer.

6.           OPINION AND RECOMMENDATIONS

The Prism Board has formed a separate independent sub-committee to consider the terms of the Offer, comprising Messrs R.A.R. Bicker-Caarten, R.D.S. Came, O.R.J. da Silva and I.N. Matthews. Mr Matthews will chair the independent board sub-committee. The sub-committee will appoint independent advisers to assist it in its tasks and to provide it with external advice as may be required in terms of the SRP Code.

The opinions and recommendations of the independent advisers, independent sub-committee and the board will be set out in the circular that will be sent to Scheme Members in terms of paragraph 9 below.

7.           IRREVOCABLE UNDERTAKINGS

7.1	Shareholders, including certain Prism directors and employees, holding approximately 43% of Prism’s shares, have entered into irrevocable undertakings to vote in favour of the Scheme; and

7.2

other than the irrevocable undertakings referred to in paragraph 7.1 above, no other arrangements, undertakings or agreements (including any compensation arrangements), which have any connection with, or dependence on the Offer, exist between Net1, or any concert party, and any director of Prism or any person who was a director of Prism during the 12 months prior to the Offer, or any holder of Prism shares or any person who was a holder of Prism shares within a period of 12 months prior to the Offer.

8.           BREAK FEE

If the Transaction fails due to a competing offer or bid being made and accepted by Prism shareholders, Prism will be required to pay Net1 a break fee equal to R6 million.

9.           SALIENT DATES AND DOCUMENTATION

A circular containing full details of the Offer, including the Scheme documentation, will be posted to Prism shareholders within 28 days of the fulfilment of the conditions referred to in paragraph 1 above.

Further announcements, including the salient dates of the Offer, will be published on the Securities Exchange News Service and in the press in due course.

10.          WITHDRAWAL OF CAUTIONARY ANNOUNCEMENT

The cautionary announcement published by Prism on 24 January 2006 is withdrawn.

Johannesburg
9 February 2006

Financial adviser to Net1
Morgan Stanley South Africa (Proprietary) Limited

Legal counsel to Net1 in South Africa
Cliffe Dekker Inc

Legal counsel to Net1 US in the USA
DLA Piper Rudnick Gray Cary US LLP

Corporate adviser and legal adviser to Prism
Java Capital (Proprietary) Limited

Sponsor to Prism
Standard Bank
For enquiries, contact:

Net1 US and Net1
Dr. Serge Belamant or Herman Kotzé
Phone:                                 +27 (0)11 343 2000

Prism
Alvin Els or Jan Hnizdo
Phone:                                 +27 (0)11 548 1000

Morgan Stanley South Africa (Proprietary) Limited
Beth Mandel
Phone:                                 +27 (0)11 507 0810
                                             +27 (0)83 289 4731

Java Capital (Proprietary) Limited
Kevin Joselowitz
Phone:                                 +27 (0)11 283 0076
                                             +27 (0)11 283 0065

Morgan Stanley South Africa (Proprietary) Limited is acting exclusively for Net1 and Net1 US and no one else in connection with the Offer and will not be responsible to anyone other than Net1 and Net1 US for providing the protections afforded to its clients or for providing advice in relation to the Offer or any other matter referred to herein.